Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE May 5, 2016	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS RECORD FIRST QUARTER SALES AND EARNINGS

TULSA, OK, May 5, 2016 - AAON, Inc. (NASDAQ-AAON) today announced its operating results for the first quarter ended March 31, 2016.

Net sales in the first quarter were $85.4 million, up 11.3% from $76.8 million in 2015. Net income was $10.8 million, up 28.7% from $8.4 million in the same period a year ago.

Earnings per diluted share in the first quarter of 2016 were $0.20, up 33.3% from $0.15 for the same period the previous year, based upon 53.4 million and 54.6 million shares outstanding at March 31, 2016 and 2015, respectively.

Both sales and earnings in 2016 were all-time records for any first quarter in the history of AAON.

Norman H. Asbjornson, President and CEO, stated, “The first quarter of 2016 gains in sales and income from operations primarily reflect increases in volume, in addition to a decline in the cost of materials, with gross profit as a percentage of sales increasing to 30.1% of sales as compared to 28.4% of sales a year ago. Our SG&A expense as a percentage of sales declined from 10.8% to 10.4% for the first quarter.”

Mr. Asbjornson further added, “Our financial condition at March 31, 2016 remained quite strong with a current ratio of 3.4:1 (including cash and short-term investments totaling $43.2 million). We also remain debt free. Our backlog at March 31, 2016 increased 8.8% to $60.3 million, from $55.4 million for the same period a year ago.”

Mr. Asbjornson continued, “The year is off to a strong start and we expect the rest of the year to remain firm. Work continues on our new Water Source Heat Pump line and while we are excited by the outlook for this product, significant sales from this product line will not be witnessed until mid-2017, with related profits making an impact in 2018."

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss the first quarter results. To participate, call 1-888-241-0551 (code 3226942); or, for rebroadcast, call 1-855-859-2056 (code 3226942).

AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal heat pumps and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended March 31,
	2016	2015
	(in thousands, except share and per share data)
Net sales	$85,422	$76,768
Cost of sales	59,691	54,970
Gross profit	25,731	21,798
Selling, general and administrative expenses	8,913	8,317
(Gain) loss on disposal of assets	(8)	5
Income from operations	16,826	13,476
Interest income	74	44
Other income (expense), net	117	(75)
Income before taxes	17,017	13,445
Income tax provision	6,211	5,046
Net income	$10,806	$8,399
Earnings per share:
Basic	$0.20	$0.16
Diluted	$0.20	$0.15
Cash dividends declared per common share:	$—	$—
Weighted average shares outstanding:
Basic	53,061,058	54,083,897
Diluted	53,430,103	54,640,389

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31, 2016	December 31, 2015
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$17,248	$7,908
Certificates of deposit	10,760	10,080
Investments held to maturity at amortized cost	15,195	12,444
Accounts receivable, net	42,001	50,024
Income tax receivable	—	4,702
Note receivable	25	23
Inventories, net	42,479	38,499
Prepaid expenses and other	2,483	533
Total current assets	130,191	124,213
Property, plant and equipment:
Land	2,233	2,233
Buildings	70,655	68,806
Machinery and equipment	148,645	143,100
Furniture and fixtures	11,661	11,270
Total property, plant and equipment	233,194	225,409
Less: Accumulated depreciation	127,417	124,348
Property, plant and equipment, net	105,777	101,061
Certificates of deposit	—	1,880
Investments held to maturity at amortized cost	—	5,039
Note receivable	701	661
Total assets	$236,669	$232,854

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	3,604	6,178
Accrued liabilities	34,435	37,235
Total current liabilities	38,039	43,413
Deferred revenue	1,154	698
Deferred tax liabilities	7,676	8,706
Donations	1,130	1,119
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 53,059,669 and 53,012,363 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	212	212
Additional paid-in capital	—	—
Retained earnings	188,458	178,706
Total stockholders' equity	188,670	178,918
Total liabilities and stockholders' equity	$236,669	$232,854

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2016	2015
Operating Activities	(in thousands)
Net income	$10,806	$8,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,171	2,804
Amortization of bond premiums	83	61
Provision for losses on accounts receivable, net of adjustments	123	(59)
Provision for excess and obsolete inventories	137	41
Share-based compensation	948	438
Excess tax benefits from stock options exercised and restricted stock awards vested	(745)	(1,098)
(Gain) loss on disposition of assets	(8)	5
Foreign currency transaction (gain) loss	(48)	70
Interest income on note receivable	(7)	(8)
Deferred income taxes	(1,030)	(443)
Changes in assets and liabilities:
Accounts receivable	7,900	4,286
Income taxes	6,734	1,286
Inventories	(4,117)	(6,969)
Prepaid expenses and other	(1,950)	(301)
Accounts payable	(3,129)	(1,316)
Deferred revenue	110	64
Accrued liabilities and donations	(3,730)	(2,925)
Net cash provided by operating activities	15,248	4,335
Investing Activities
Capital expenditures	(7,332)	(3,587)
Proceeds from sale of property, plant and equipment	8	—
Maturities of certificates of deposits	1,200	2,638
Maturities of investments	1,700	8,445
Proceeds from called investments	505	504
Principal payments from note receivable	13	14
Net cash (used in) provided by investing activities	(3,906)	8,014
Financing Activities
Stock options exercised	709	1,082
Excess tax benefits from stock options exercised and restricted stock awards vested	745	1,098
Repurchase of stock	(3,456)	(2,955)
Net cash used in financing activities	(2,002)	(775)
Net increase in cash and cash equivalents	9,340	11,574
Cash and cash equivalents, beginning of period	7,908	21,952
Cash and cash equivalents, end of period	$17,248	$33,526

Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), an additional non-GAAP financial measure is provided and reconciled in the following table. The Company believes that this non-GAAP financial measure, when considered together with the GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance.
EBITDAX
EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations.
The Company defines EBITDAX as net income, plus (1) depreciation, (2) amortization of bond premiums, (3) share-based compensation, (4) interest (income) expense and (5) income tax expense. EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s EBITDAX measure provides additional information which may be used to better understand the Company’s operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.
The following table provides a reconciliation of net income (GAAP) to EBITDAX (non-GAAP) for the periods indicated:

	Three Months Ended March 31,

	2016	2015
	(in thousands)
Net Income, a GAAP measure	$10,806	$8,399
Depreciation	3,171	2,804
Amortization of bond premiums	83	61
Share-based compensation	948	438
Interest income	(157)	(105)
Income tax expense	6,211	5,046
EBITDAX, a non-GAAP measure	$21,062	$16,643